Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Highview Sponsor Co., LLC

Address of Joint Filer:	c/o Highview Merger Corp.
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Highview Merger Corp. [HVMC]

Date of Event Requiring Statement:
(Month/Day/Year):	08/11/2025

Name of Joint Filer:	David Boris

Address of Joint Filer:	c/o Highview Merger Corp.
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker or Trading Symbol:	Highview Merger Corp. [HVMC]

Date of Event Requiring Statement:
(Month/Day/Year):	08/11/2025